UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2021

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

    On September 14, 2021, Skillz Inc. (the “Company”) granted Andrew Paradise, the Company’s Chief Executive Officer, an award of 16,119,540 performance stock units (the “CEO Performance Award”) under the Company’s 2020 Omnibus Incentive Plan (the “Plan”). Pursuant to the CEO Performance Award, Mr. Paradise may earn one share of the Company’s Class A Common Stock for each performance stock unit that vests based on the achievement of certain Market Capitalization Milestones (as defined in the award agreement for the CEO Performance Award, the “Award Agreement”).

    The performance stock units are divided into four (4) tranches (each a “Tranche”), with each Tranche corresponding to a Market Capitalization Milestone ranging from two (2) to five (5) times the Company’s market capitalization baseline. Each Tranche will vest if and when the Company’s market capitalization equals or exceeds the corresponding Market Capitalization Milestone during the seven-year performance period following the grant date (the “Performance Period”). At the end of the Performance Period, a Tranche may vest pro-rata using straight-line interpolation.

    The Company’s market capitalization baseline is calculated using the trailing 30-trading day volume weighted average price per share (“VWAP”) of the Company’s Class A common stock on the grant date and the average number of outstanding shares during such period. For purposes of determining achievement of the Market Capitalization Milestones, the Company’s market capitalization is calculated based on the trailing 60-trading day VWAP of the Company’s Class A common stock and the average number of outstanding shares during such period.

    In the event of any termination of Mr. Paradise’s service as Chief Executive Officer [or Chairman and Chief Product Officer] of the Company other than (1) by the Company for Cause (as defined in the Award Agreement) or (2) by Mr. Paradise without Good Reason (as defined in the Award Agreement), any unvested Tranche will remain outstanding until the earlier of nine (9) months following such termination of service and the end of the Performance Period and will vest if and when the Market Capitalization Milestones are achieved. Any unvested performance stock units will be forfeited automatically upon any other termination of Mr. Paradise’s service as Chief Executive Officer [or Chairman and Chief Product Officer] of the Company.

    If a Change in Control (as defined in the Plan) occurs during the Performance Period, any unvested Tranche shall vest as of the effective time of such Change in Control to the extent that the Market Capitalization Milestones are achieved, using the higher of (1) the Company’s 60-trading day VWAP prior to the effective time of the Change in Control and (2) the price per share received by the Company’s stockholders in the Change in Control.

The foregoing summary of the terms of the CEO Performance Award does not purport to be complete and is qualified in its entirety by reference to the Award Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the grant of the CEO Performance Award on September 20, 2021 that is available on the investor relations section of its website. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	CEO Performance Stock Unit Award Agreement, dated September 14, 2021
99.1	Press Release, dated September 20, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Charlotte Edelman
	Name:	Charlotte Edelman
	Title:	Vice President of Legal and Secretary
Date: September 20, 2021